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                                                                   EXHIBIT 10.17


                                 AMENDMENT OF
            TECHNOLOGY, SERVICES AND LICENSE AGREEMENT ("Agreement")

     This Amendment of Technology, Services and License Agreement (this "Amendment"), effective as of October 8, 1999 ("Effective Amendment Date"), is entered into by and between pcOrder.com, Inc., a Delaware Corporation, having an address at 5001 Plaza on the Lake, Suite 100, Austin, TX 78746 ("pcOrder") and Trilogy Software, Inc., a Delaware Corporation, having an address at 6034 West Courtyard Drive, Austin, Texas 78730 ("Trilogy").

                                    RECITALS

     WHEREAS, the parties (i.e. pcOrder and Trilogy) entered into the Technology, Services and License Agreement dated September 1, 1998 ("Agreement"); and

     NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties hereby agree to amend the Agreement as set forth below.

                                   AMENDMENT

1.   In Schedule A, add the following.

     "Office Products E-Commerce Product" shall mean any network based electronic commerce product for enabling sales, purchasing, marketing, or distribution within the office products market, including but not limited to the markets for paper, envelopes, stationary, pens, pencils, binders, office furniture, office equipment (printer, copiers and facsimile machines), supplies for office equipment, discs, tapes and accessories for computer peripherals.

2. In Schedule A, replace the definition of pcOrder Product in its entirety with the following.

     "pcOrder Product" shall mean:

        (a) any product identified in Schedule E, in the forms (and versions) thereof existing on or before the Effective Date;

        (b) Any other product of pcOrder (or any one or more of its Affiliates), but only to the extent that such product is either (i) a Computer E-Commerce Product or (ii) an Office Products E-Commerce Product; and

        (c) any other product of pcOrder but only to the extent approved in writing by Trilogy on a case-by-case basis for a particular customer receiving a particular product.

3.   In Section 1.2, add the following.

     Notwithstanding anything to the contrary in this Agreement, pcOrder shall have no obligation to give Trilogy access to (and shall have no obligation to disclose or deliver to Trilogy) any pcOrder Product that satisfies only subparagraph (b)(ii) in the definition of pcOrder Product in Schedule A, except to the extent that such product is a Computer E-Commerce Product.

4.   Payment

In addition to any and all payments otherwise due pursuant to the Agreement (as amended herein), pcOrder shall pay Trilogy the sum of One Million Dollars ($1,000,000) within fifteen (15) days from execution of this Amendment.
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5.   By signing below and delivering this Amendment, each of the parties hereto acknowledge that:

        (a)  it has read, understands and agrees to this Amendment;

        (b)  this Amendment:

             (i)   is incorporated as a part of the Agreement,

             (ii) shall not be effective for any purpose before the Effective Amendment Date,

             (iii) is effective for all purposes as of and after the Effective
                   Amendment Date, notwithstanding any date of execution set forth elsewhere in this Agreement,

             (iv) amends, modifies and supersedes the provisions of the Agreement to the extent of any inconsistencies therewith; and

         (c) except as expressly amended by this Amendment, the Agreement shall remain in full force and effect in accordance with its provisions.



pcOrder                              Trilogy

By: /s/ CHRISTINA C. JONES           By:  /s/ JOSEPH A. LIEMANDT
   ------------------------------       --------------------------------
Name: Christina C. Jones             Name: Joseph A. Liemandt

Title: President                     Title: President & Chief Executive Officer

Date: October 8, 1999                Date: October 8, 1999